                                                                    Exhibit 23.2


[PRICEWATERHOUSECOOPERS LOGO]



                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File No. 33-85896) and Form S-8 (File No. 33-78592, File No. 333-69913, File No. 333-79445 and File No. 333-37912), of D&E
Communications, Inc. of our report dated February 25, 2002, on our audits of the consolidated financial statements of EuroTel L.L.C. which appear in this Form 10-K/A.


PricewaterhouseCoopers SpA

/s/ Nicola DiBenedetto
Nicola DiBenedetto
(Partner)


Rome, April 23, 2002